Exhibit 23.5

An International Growth Consulting Company	Level 25, Aurora Place 88 Phillip Street Sydney NSW, 2000 www.frost.com ABN 35 096 869 108

PropertyGuru Group Limited

1 Paya Lebar Link #12-01 / 04

Paya Lebar Quarter

Singapore 408533

April 14, 2022

Ladies and Gentlemen,

Re: Consent of Frost & Sullivan

We understand that PropertyGuru Group Limited (the “Company”) plans to file a registration statement on Form F-1 (the ‘Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with an offering of the Company’s securities by the selling shareholders named therein (the “Offering”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements (collectively, “Information”) from our report titled “The Online Property Advertising Market in SE Asia” (the “Report”), and any subsequent amendments to the Report, as well as the citation of Information from our Report, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, and (v) in other publicity and marketing materials in connection with the Offering.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

- N e w Y o r k - S i l i c o n V a l l e y - S a n A n t o n i o - L o n d o n - F r a n k f u r t - P a r i s – O x f o r d -

- T o k y o - M u m b a i - C h e n n a i - S i n g a p o r e - K u a l a L u m p u r - B e i j i n g - S h a n g h a i – S y d n e y – S e o u l –

PropertyGuru Group Limited	Letter of Consent

Yours faithfully

/s/ Mark Dougan

For and on behalf of Frost & Sullivan Australia Pty Ltd

Name: Mark Dougan

Title: Director

4/5/2022

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